Exhibit 5.1

[Cozen O’Connor Letterhead]

February 8, 2019

Board of Directors

FNCB Bancorp, Inc.

102 East Drinker Street

Dunmore, PA 18512

Re:     Prospectus Supplement to Shelf Registration Statement on Form S-3 (File No. 333-227599)

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement, dated February 6, 2019 and filed with the Commission pursuant to Rule 424(b) of the Securities Act on February 6, 2019 (the “Prospectus Supplement”) to the prospectus, dated September 28, 2018 (together with the Prospectus Supplement, the “Prospectus”), included as part of the above-referenced Registration Statement (the “Registration Statement”) relating to the issuance and sale by the Company of an aggregate of 3,285,550 shares (the “Shares”) of common stock, par value $1.25 per share (the “Common Stock”), of the Company pursuant to the Underwriting Agreement, dated as of February 5, 2019 (the “Underwriting Agreement”), by and between the Company and Performance Trust Capital Partners, LLC, as representative for the underwriters named therein (the “Underwriters”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined (i) the Registration Statement, including the Prospectus contained therein, (ii) the Underwriting Agreement, (iii) originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, and any amendments thereto as of the date hereof (collectively, the “Charter Documents”), (iv) resolutions adopted by Company’s Board of Directors deemed by us to be relevant to this opinion letter, (v) a certificate of the Company’s officers, and (vi) other certificates and documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

In our examination of the relevant documents, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, (c) the legal capacity and competence of all natural persons, and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In making our examination of executed documents, we have assumed that they constitute valid, binding and enforceable obligations of such parties, other than the Company.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

The opinions expressed herein are limited to the Federal law of the United States, and the applicable statutory provisions of Pennsylvania’s Business Corporation Law of 1988, including all applicable provisions of the Pennsylvania Constitution. Special rulings of authorities administering Pennsylvania’s Business Corporation Law of 1988 or opinions of other counsel have not been sought or obtained.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that the issuance of the Shares has been duly authorized and, when the Shares have been issued and paid for under the terms and conditions set forth in the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the filing of the Prospectus with the Commission and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the immediately preceding paragraph above, and no opinion may be implied or inferred beyond the opinion expressly stated in such paragraph. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K for incorporation by reference into the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Cozen O’Connor

Cozen O'Connor